UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

Omni Bio Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 South Roslyn, Suite 430, Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 867-3415

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2011, Omni Bio Pharmaceutical, Inc. (the “Company”) conducted the initial closing on the sale of Units in a private placement transaction (the “Private Placement”).

On June 27, 2011, the Company conducted the second closing under the Private Placement, pursuant to which the Company entered into subscription agreements for the purchase of 338,000 Units for an aggregate subscription price of $422,500. After deducting offering expenses, including commissions and expenses paid to the placement agent, net proceeds to the Company from such sales totaled approximately $384,000. Certain officers and directors of the Company purchased an aggregate of 50,000 Units in the Private Placement.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02. The Units are being issued in a private placement exempt from registration pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and constitute “restricted securities” under Rule 144 of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.

Date: June 28, 2011

By: /s/ Robert C. Ogden
Robert C. Ogden
Chief Financial Officer